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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in this registration statement on Form S-3 (File No. 333-39709) of our report dated October 31, 1997 on our audits of the financial statements of Rent-Way, Inc., and of our report dated March 28, 1997 on our audits of the financial statements of Perry Electronics, Inc. (dba Rental King). We also consent to the references to our firm under the captions "Experts" and "Selected Historical Financial Information and Operating Data."


                                          /s/ COOPERS & LYBRAND L.L.P.

Cleveland, Ohio

November 13, 1997